                                                                 EXHIBIT (10)(d)
                                                        Composite Conformed Copy

                                AMENDMENT NO. 3

                                      TO

                   The First American Financial Corporation

                      EXECUTIVE SUPPLEMENTAL BENEFIT PLAN

     This Amendment No. 3 to The First American Financial Corporation Executive Supplemental Benefit Plan (hereinafter referred to as the "Plan") is effective as of January 1, 1998 and modifies such Plan as set forth below:

     Section 2(q) of the Plan is amended to read in full as follows:

       (q) "Joint and Survivor Annuity" means an annuity for the life of the Participant and, after his death, a reduced annuity ("survivor annuity") for the life of the Participant's surviving spouse, if any. "Surviving spouse" means the Participant's spouse to whom the Participant was married at the time benefits began and who is living at the time of the Participant's death after the benefit commenced. The monthly payment under the survivor annuity shall be equal to 50% of the amount of the monthly payment made to the Participant during their joint lives if the surviving spouse is not more than five years younger, or is older, than the Participant at the time benefits begin. If the surviving spouse is more than five years younger than the Participant, the survivor annuity will be determined with reference to the actual age of the surviving spouse at the time benefits begin and reduced to produce the actuarial equivalent of a 50% survivor annuity for a surviving spouse who is five years younger than the Participant.

     Section 3(b) of the Plan is amended to add the following sentence at the end thereof:

     Notwithstanding the foregoing, a Participant's Retirement Income Benefit shall be offset by the amount of any payments that are required to be made pursuant to: (1) a valid state domestic relations order that is a judgment, decree, or order under state community property or domestic relations law that relates to the provision of child support, alimony, or marital property rights of a Participant's spouse, child or other dependent, or (2) in the event of divorce and after the divorce decree has been issued, a property settlement signed by the Participant, the Participant's former spouse, and any other individual named within the agreement to receive Plan funds.

________________________________________________________________________________

     Section 11(b) of the Plan is amended to add the following sentence at the end thereof:

       Notwithstanding the foregoing, payments shall be made pursuant to a valid state domestic relations order that is a judgment, decree, order under state community property or domestic relations law that relates to the provision of child support, alimony, or marital property rights of a Participant's spouse, child or other dependent, or, in the event of divorce and after the divorce decree has been issued, a property settlement signed by the Participant, the Participant's former spouse and any other individual named within the agreement to receive Plan funds.

     Executed at Santa Ana, California, this 7th of July, 1998.

                                        THE FIRST AMERICAN FINANCIAL CORPORATION



                                By: /s/ Parker S. Kennedy
                                   ---------------------------------------
                                                Its President


                                By: /s/ Mark R Arnesen
                                   ---------------------------------------
                                            Its Secretary & Counsel

________________________________________________________________________________
                                       2